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                                                                    EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Annual Report (Form 10-K) of Flowserve Corporation of our report dated February 10, 2000, with respect to the consolidated balance sheet of Flowserve Corporation and subsidiaries as of December 31, 1999 and the related consolidated statements of income, shareholders' equity, and cash flows for each of the two years in the period ended December 31, 1999, included in the 2000 Annual Report to Shareholders of Flowserve Corporation.

Our audits also included the financial statement schedule of Flowserve Corporation for each of the two years in the period ending December 31, 1999, listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-28497) pertaining to the 1989 Stock Option Plan, (Form S-8 No. 333-82081) and (Form S-8 No. 33-28497) pertaining to the Flowserve Corporation Retirement Savings Plan (formerly the Duriron Company, Inc. Savings and Thrift
Plan), (Form S-8 No. 333-50667) pertaining to the BW/IP, Inc. 1996 Long-Term Incentive Plan, the BW/IP, Inc. 1996 Directors' Stock and Deferred Compensation Plan, the BW/IP International, Inc. 1992 Long-Term Incentive Plan and the BWIP Holding, Inc. Non-Employee Directors' Stock Option Plan and (Form S-8 No. 333-46234) pertaining to the 1997 and 1999 Stock Option Plans of our report dated February 10, 2000, with respect to the consolidated financial statements incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedule included in this Annual Report (Form 10-K) of Flowserve Corporation.





/s/ Ernst & Young LLP
Dallas, Texas
March 26, 2001